Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2017, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2017.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress	Andrea Simpson
Investor Relations Associate	Vice President, Marketing
301.998.8265	617.684.1511
landress@federalrealty.com	asimpson@federalrealty.com

Federal Realty Investment Trust Announces Third Quarter 2017 Operating Results

ROCKVILLE, Md. (November 1, 2017) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2017. Highlights of the quarter and recent activity include:

•	Generated earnings per diluted share of $1.47 for the quarter compared to $0.82 in third quarter 2016.

•	Generated FFO per diluted share of $1.50 for the quarter compared to $1.41 in third quarter 2016.

•	Generated same center property operating income growth of 4.4%.

•	Signed leases for 399,619 sf of comparable space at an average rent of $38.24 psf and achieved cash basis rollover growth on comparable spaces of 14%.

•	Opportunistically issued $150.0 million of 5.0% Series C Cumulative Redeemable Preferred Shares.

•	Narrowed 2017 FFO per diluted share guidance range to $5.89 to $5.92.

"Solid performance all around this quarter," said Donald C. Wood, President and Chief Executive Officer of Federal Realty. "Thoughtful positioning of our portfolio and company over the last decade empowers us to continue to excel during this transitional time in the retail real estate space. The balance of owning the best real estate in flexible formats combined with our A rated balance sheet sets us apart and allows us to focus on the future."

Financial Results
Net income available for common shareholders was $106.6 million and earnings per diluted share was $1.47 for third quarter 2017 versus $58.8 million and $0.82, respectively, for third quarter 2016. Year-to-date Federal Realty reported net income available for common shareholders of $238.8 million and earnings per diluted share of $3.30. This compares to net income available for common shareholders of $191.5 million and earnings per diluted share of $2.70 for the nine months ended September 30, 2016.
In the third quarter 2017, Federal Realty generated funds from operations available for common shareholders (FFO) of $110.0 million, or $1.50 per diluted share. This compares to FFO of $101.7 million, or $1.41 per diluted share, in third quarter 2016. For the nine months ended September 30, 2017, FFO was $324.5 million, or $4.45 per diluted share, compared to $301.4 million, or $4.21 per diluted share for the same nine month period in 2016.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In third quarter 2017, same-center property operating income increased 4.4% over the prior year when including properties that are being redeveloped and 2.6% when excluding those properties.
The overall portfolio was 94.9% leased as of September 30, 2017, compared to 94.3% on September 30, 2016. Federal Realty’s same center portfolio was 96.0% leased on September 30, 2017, compared to 95.7% on September 30, 2016.
During third quarter 2017, Federal Realty signed 90 leases for 424,492 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 399,619 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 14%. The average contractual rent on this comparable space for the first year of the new leases is $38.24 per square foot compared to the average contractual rent of $33.43 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 27% for third quarter 2017.

Dividend Declarations
Federal Realty’s Board of Trustees declared a regular quarterly cash dividend of $1.00 per share, resulting in an indicated annual rate of $4.00 per share. The regular common dividend will be payable on January 16, 2018 to common shareholders of record as of January 2, 2018.
Federal Realty’s Board of Trustees also declared quarterly cash dividends with respect to the Trust’s Series C Preferred Shares. All dividends on the preferred shares will be payable on January 16, 2018 to preferred shareholders of record as of January 2, 2018.

Summary of Other Quarterly Activities and Recent Developments

•
October 12, 2017 - Federal Realty received the inaugural Best Sustainability Program award from the NAIOP DC | MD Chapter. The award is given to an organization that "demonstrates a strong commitment to sustainable business practices and solutions that contribute to environmental responsibility and economic success."

•
September 25, 2017 - Federal Realty issued 6,000 5.0% Series C Cumulative Redeemable Preferred Shares, par value $0.01 per share at the liquidation preference of $25,000 per share in an underwritten public offering. The Series C Preferred Shares accrue dividends at a rate of 5.0% per year and are redeemable at our option on or after September 29, 2022.

•
August 31, 2017 - Federal Realty announced the sale of 150 Post Street, a seven-story, 105,000 square foot retail and office building located in the Union Square district of San Francisco, for $69.3 million.

Guidance
Federal Realty narrowed its guidance for 2017 FFO per diluted share to a range of $5.89 to $5.92 and adjusted 2017 earnings per diluted share guidance to a range of $4.02 to $4.05.
Federal Realty will provide preliminary expectations for 2018 FFO per diluted share on the Trust’s third quarter 2017 earnings conference call.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2017 earnings conference call, which is scheduled for Thursday, November 2, 2017 at 11:00AM ET. To participate, please call 877-445-3230 five to ten minutes prior to the call start time and use the passcode 84997180 (required). Federal Realty will also provide an online webcast on the Company’s web site, http://www.federalrealty.com, which will remain available for 30 days following the call. A telephonic replay of the conference call will also be available through November 9, 2017 by dialing 855.859.2056; Passcode: 84997180.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include over 2,900 tenants, in approximately 24 million square feet, and over 2,000 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 50 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2017, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2017.

Federal Realty Investment Trust
Consolidated Income Statements
September 30, 2017
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$212,048	$197,469	$620,741	$585,712
Other property income	5,171	2,759	10,429	8,559
Mortgage interest income	734	929	2,221	3,211
Total revenue	217,953	201,157	633,391	597,482
EXPENSES
Rental expenses	41,250	38,588	119,487	118,385
Real estate taxes	27,492	24,973	79,104	71,164
General and administrative	9,103	8,232	26,013	25,278
Depreciation and amortization	55,611	48,903	159,656	145,137
Total operating expenses	133,456	120,696	384,260	359,964
OPERATING INCOME	84,497	80,461	249,131	237,518
Other interest income	79	105	253	285
Interest expense	(26,287)	(24,313)	(73,952)	(71,143)
(Loss) income from real estate partnerships	(182)	—	(296)	41
INCOME FROM CONTINUING OPERATIONS	58,107	56,253	175,136	166,701
Gain on sale of real estate and change in control of interests, net	50,775	4,945	69,949	32,458
NET INCOME	108,882	61,198	245,085	199,159
Net income attributable to noncontrolling interests	(2,105)	(2,221)	(5,827)	(7,286)
NET INCOME ATTRIBUTABLE TO THE TRUST	106,777	58,977	239,258	191,873
Dividends on preferred shares	(177)	(136)	(448)	(406)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$106,600	$58,841	$238,810	$191,467
EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$1.47	$0.82	$3.31	$2.70
Weighted average number of common shares	72,091	71,319	71,983	70,626
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$1.47	$0.82	$3.30	$2.70
Weighted average number of common shares	72,206	71,489	72,110	70,804

Federal Realty Investment Trust
Consolidated Balance Sheets
September 30, 2017
	September 30,	December 31,
	2017	2016
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,666,691 and $1,226,918 of consolidated variable interest entities, respectively)	$6,758,728	$6,125,957
Construction-in-progress	769,882	599,260
Asset held for sale	—	33,856
	7,528,610	6,759,073
Less accumulated depreciation and amortization (including $236,391 and $209,239 of consolidated variable interest entities, respectively)	(1,828,845)	(1,729,234)
Net real estate	5,699,765	5,029,839
Cash and cash equivalents	22,850	23,368
Accounts and notes receivable, net	200,878	116,749
Mortgage notes receivable, net	30,429	29,904
Investment in real estate partnerships	23,925	14,864
Prepaid expenses and other assets	243,290	208,555
TOTAL ASSETS	$6,221,137	$5,423,279
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable (including $461,873 and $439,120 of consolidated variable interest entities, respectively)	$493,240	$471,117
Capital lease obligations	71,565	71,590
Notes payable	320,718	279,151
Senior notes and debentures	2,377,939	1,976,594
Accounts payable and accrued expenses	206,441	201,756
Dividends payable	73,466	71,440
Security deposits payable	16,698	16,285
Other liabilities and deferred credits	175,464	115,817
Total liabilities	3,735,531	3,203,750
Commitments and contingencies
Redeemable noncontrolling interests	151,815	143,694
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 and 0 shares issued and outstanding, respectively	150,000	—
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 72,542,909 and 71,995,897 shares issued and outstanding, respectively	728	722
Additional paid-in capital	2,773,890	2,718,325
Accumulated dividends in excess of net income	(724,919)	(749,734)
Accumulated other comprehensive loss	(742)	(2,577)
Total shareholders’ equity of the Trust	2,208,954	1,976,733
Noncontrolling interests	124,837	99,102
Total shareholders’ equity	2,333,791	2,075,835
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,221,137	$5,423,279

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
September 30, 2017
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$108,882	$61,198	$245,085	$199,159
Net income attributable to noncontrolling interests	(2,105)	(2,221)	(5,827)	(7,286)
Gain on sale of real estate and change in control of interests, net	(50,775)	(4,706)	(69,659)	(31,133)
Depreciation and amortization of real estate assets	48,796	42,779	139,112	126,806
Amortization of initial direct costs of leases	4,780	4,260	14,530	12,729
Funds from operations	109,578	101,310	323,241	300,275
Dividends on preferred shares (2)	(41)	(136)	(41)	(406)
Income attributable to operating partnership units	788	750	2,355	2,397
Income attributable to unvested shares	(357)	(263)	(1,064)	(826)
FFO	$109,968	$101,661	$324,491	$301,440
Weighted average number of common shares, diluted	73,089	72,254	73,001	71,642
FFO per diluted share	$1.50	$1.41	$4.45	$4.21

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$110,861	$130,312	$326,508	$295,533
Tenant improvements and incentives	9,482	8,976	31,219	24,404
Total non-maintenance capital expenditures	120,343	139,288	357,727	319,937
Maintenance capital expenditures	8,021	8,949	17,919	16,130
Total capital expenditures	$128,364	$148,237	$375,646	$336,067

Dividends and Payout Ratios
Regular common dividends declared	$72,503	$70,301	$213,954	$203,890

Dividend payout ratio as a percentage of FFO	66%	69%	66%	68%

Notes:

1)	See Glossary of Terms.

2)
For the three and nine months ended September 30, 2017, dividends on our Series 1 preferred stock are not deducted in the calculation of FFO, as the related shares are dilutive and included in "weighted average common shares, diluted."

Federal Realty Investment Trust
Market Data
September 30, 2017
	September 30,
	2017	2016
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	73,331	72,547
Market price per common share	$124.21	$153.93
Common equity market capitalization including operating partnership units	$9,108,444	$11,167,160

Series C preferred shares outstanding	6	—
Liquidation price per Series C preferred share	$25,000.00	—
Series C preferred equity market capitalization	$150,000	$—

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,268,444	$11,177,160

Total debt (3)	3,263,462	2,809,564

Total market capitalization	$12,531,906	$13,986,724

Total debt to market capitalization at market price per common share	26%	20%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	99%	100%
Variable rate debt	1%	<1%
	100%	100%
Notes:

1)	Amounts include 787,962 and 763,797 operating partnership units outstanding at September 30, 2017 and 2016, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
September 30, 2017
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)
Minimum rents (1)
Retail and commercial	$147,971	$137,009	$434,390	$409,027
Residential	13,837	12,886	40,781	36,476
Cost reimbursements	43,602	40,565	124,997	119,004
Percentage rents	2,304	2,315	7,524	7,866
Other	4,334	4,694	13,049	13,339
Total rental income	$212,048	$197,469	$620,741	$585,712

Notes:

1)
Minimum rents include $3.9 million and $1.5 million for the three months ended September 30, 2017 and 2016, respectively, and $11.3 million and $6.2 million for the nine months ended September 30, 2017 and 2016, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.9 million and $0.5 million for the three months ended September 30, 2017 and 2016, respectively, and $3.3 million and $1.2 million for the nine months ended September 30, 2017 and 2016, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Comparable Property Information
September 30, 2017

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories:  (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q3 include: 500 Santana Row, Assembly Row - Phase 2, CocoWalk, Pike & Rose, The Point at Plaza El Segundo, The Shops at Sunset Place, Towson Residential, and all properties acquired or disposed of from Q3 2016 to Q3 2017. Comparable Property property operating income (“Comparable Property POI”) is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	September 30,
	2017	2016
	(in thousands)
Operating Income	$84,497	$80,461
Add:
Depreciation and amortization	55,611	48,903
General and administrative	9,103	8,232
Property operating income (POI)	149,211	137,596
Less: Non-comparable POI - acquisitions/dispositions	(5,174)	(948)
Less: Non-comparable POI - redevelopment, development & other	(12,928)	(9,304)
Comparable Property POI	$131,109	$127,344

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	September 30,
	2017	2016	% Change
	(in thousands)
Rental income	$184,020	$180,513
Non-rental income	3,144	2,436
	187,164	182,949

Rental expenses	(32,435)	(32,665)
Real estate taxes	(23,620)	(22,940)
	(56,055)	(55,605)

Comparable Property POI	$131,109	$127,344	3.0%

Comparable Property POI as a percentage of total POI	88%	93%

Comparable Property - Occupancy Statistics (1)
	At September 30,
	2017	2016
Leased % - comparable retail properties	95.4%	94.6%
Occupancy % - comparable retail properties	94.1%	93.4%

Comparable Property - Summary of Capital Expenditures (2)
	Three Months Ended
	September 30,
	2017	2016
	(in thousands)
Redevelopment and tenant improvements and incentives	$23,114	$36,918
Maintenance capital expenditures	7,702	8,316
	$30,816	$45,234

Notes:
(1)	See page 28 for entire portfolio occupancy statistics.
(2)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
September 30, 2017
	As of September 30, 2017
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (3)
			(in thousands)
Mortgages Payable
Secured fixed rate
The Grove at Shrewsbury (West)	3/1/2018	6.38%	$10,608
Rollingwood Apartments	5/1/2019	5.54%	20,939
The Shops at Sunset Place	9/1/2020	5.62%	67,124
29th Place	1/31/2021	5.91%	4,395
Sylmar Towne Center	6/6/2021	5.39%	17,448
Plaza Del Sol	12/1/2021	5.23%	8,621
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	71,478
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	13,245
Plaze El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,346
Subtotal			493,009
Net unamortized premium and debt issuance costs			231
Total mortgages payable			493,240		4.11%

Notes payable
Unsecured fixed rate
Term loan (1)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	4,908
Unsecured variable rate
Revolving credit facility (2)	4/20/2020	LIBOR + 0.825%	41,500
Subtotal			321,408
Net unamortized debt issuance costs			(690)
Total notes payable			320,718		2.86%	(4)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	300,000
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			2,394,200
Net unamortized discount and debt issuance costs			(16,261)
Total senior notes and debentures			2,377,939		3.93%

Capital lease obligations
Various	Various through 2106	Various	71,565		8.04%
Total debt and capital lease obligations			$3,263,462

Total fixed rate debt and capital lease obligations			$3,221,962	99%	3.96%
Total variable rate debt			41,500	1%	2.06%	(4)
Total debt and capital lease obligations			$3,263,462	100%	3.94%	(4)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (5)	5.65x	4.56x	5.10x	4.87x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (5)	4.14x	4.39x	4.34x	4.49x

Notes:

1)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

2)
The maximum amount drawn under our revolving credit facility during the three and nine months ended September 30, 2017, was $281.5 million and $344.0 million, respectively. The weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for the three and nine months ended September 30, 2017, was 2.1% and 1.9%, respectively.

3)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 4.

4)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had $41.5 million outstanding on September 30, 2017. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 1. The term loan is included in fixed rate debt.

5)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate and change in control of interests of $51.1 million and $4.9 million for the three months ended September 30, 2017 and 2016, respectively, and $71.9 million and $32.5 million for the nine months ended September 30, 2017 and 2016, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2017
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2017	$1,561	$—		$1,561		0.1%	0.1%	—%
2018	6,299	285,502	(1)	291,801		8.9%	9.0%	2.9%
2019	6,269	20,160		26,429		0.8%	9.8%	5.7%
2020	5,621	252,093	(2)	257,714		7.9%	17.7%	4.8%	(5)
2021	3,746	277,546		281,292		8.6%	26.3%	3.0%
2022	1,529	366,323		367,852		11.2%	37.5%	3.5%
2023	1,541	330,010		331,551		10.1%	47.6%	3.9%
2024	1,320	300,000		301,320		9.2%	56.8%	4.2%
2025	873	40,000		40,873		1.2%	58.0%	3.9%
2026	688	39,886		40,574		1.2%	59.2%	6.6%
Thereafter	19,115	1,320,100		1,339,215		40.8%	100.0%	4.2%
Total	$48,562	$3,231,620		$3,280,182	(3)	100.0%
Notes:

1)	Our $275.0 million unsecured term loan matures on November 21, 2018, subject to a one-year extension at our option.

2)
Our $800.0 million revolving credit facility matures on April 20, 2020, subject to two six-month extensions at our option. As of September 30, 2017, there was $41.5 million balance outstanding under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium/(discount) and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of September 30, 2017.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
September 30, 2017

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	7%	$88	$87	2017
Cocowalk	Coconut Grove, FL	Shopping center redevelopment to include demolition of three story east wing of the property and construction of a 77,000 square foot 5-story office building with an additional 13,000 square feet of ground floor retail	6%-7%	$73 - $77	$7	2020
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	6%	$20	$20	2018
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$14	Stabilized
Plaza Del Mercado	Silver Spring, MD	Demolition of former grocery anchor space to construct spaces for new grocery anchor and fitness center tenants	8%	$15	$15	Stabilized
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$6	2018
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$4	2018
Pike 7 Plaza	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$4	2019
Willow Lawn	Richmond, VA	Demolition of small shop and mini anchor spaces to construct new 49,000 square foot anchor space to accommodate new sporting goods retailer and new 17,000 square foot building for relocation of existing tenant	7%	$10	$4	2018
Mercer Mall	Lawrenceville, NJ	Redevelopment of recently acquired office building pre-leased to a single tenant user	7%	$9	$4	2018
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet, a new 3,600 square foot restaurant building, and a drive up ATM	10%	$5	$4	2017
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	8%	$5	$5	Stabilized
Free State Shopping Center	Bowie, MD	Demolition of 26,000 square foot vacant building to allow for construction of new 12,500 square foot pad building for new daycare tenant	8%	$4	$4	Stabilized
Eastgate Crossing	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	9%	$3	$3	Stabilized
Dedham Plaza	Dedham, MA	New 4,000 square foot pad site for restaurant tenant	8%	$2	$1	2018
Willow Lawn	Richmond, VA	Conversion of vacant 5,000 square foot pad building to retail use to accommodate new 3,500 square foot fast casual restaurant tenant. Remainder of pad building to be demolished to construct new 2,200 square foot Starbucks pad site.	8%	$2	$0	2019
Total Active Redevelopment projects (4)			8%	$282-$286	$182
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 95% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
September 30, 2017

							Projected POI Delivered (as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2017	2018	2019	Expected Opening Timeframe
					(in millions)	(in millions)

Assembly Row	Somerville, MA
Phase II		- 161,000 SF of retail	7%	(5)	$280 - 295	$246	—	50%	90%	36,000 square feet of retail has opened, remaining tenants projected to open through 2018
		- 447 residential units
		- 158 boutique hotel rooms								Residential building opened in September 2017 with deliveries expected through 2Q 2018
										741,500 SF Partners Healthcare office space (built by Partners) opened in 2016
		- 122 for-sale condominium units	—	(6)	$74 - 79	$61				Projected closings to commence 2Q 2018
Future Phases		- 2M SF of commercial	TBD		TBD
		- 826 residential units

Pike & Rose	North Bethesda, MD
Phase I		- 159,000 SF of retail	6-7%	(7)	$265 - 270	$267	75%	90%	100%	Retail & office open
		- 80,000 SF of office								Residential opened in 2014 (174 units) and
		- 493 residential units								2015/16 (319 units)
Phase II		- 216,000 SF of retail	6-7%	(5)	$200 - 207	$168	—	65%	85%	102,000 square feet of retail has opened, remaining tenants projected to open through 2018
		- 272 residential units
		- 177 boutique hotel rooms								Residential building opened in August 2017 with deliveries expected through 2Q 2018
		- 99 for-sale condominium units	—	(6)	$53 - 58	$49				Projected closings to commence 2Q 2018
Future Phases		- 1M SF of commercial	TBD		TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 284,000 SF of office	7%		$205 - 215	$45	—	—	TBD	Commenced construction 4Q 2016
		- 29,000 SF of retail & 1,300 parking spaces								Opening projected 2019
Future Phases		- 321,000 SF of commercial	TBD		TBD
		- 395 residential units
Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.
(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our share of the costs in the hotel.
(6)
Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; for return calculation purposes, condominiums are assumed to be sold at cost.

(7)	Excludes approximately $9 million of costs incurred to date of which we have claims for recovery against 3rd parties.

Federal Realty Investment Trust
Assembly Row Site Plan
September 30, 2017

ASSEMBLY ROW

MBTA LINE
MYSTIC RIVER
BLOCK 4
40,300 SF RETAIL
250 AVB OWNED RESIDENTIAL UNITS
BLOCK 6
40,000 SF RETAIL
447 RESIDENTIAL UNITS
FUTURE PHASE
BLOCK 2
32,000 SF RETAIL
98,000 SF OFFICE
PARK
3,200 SF RETAIL
ASSEMBLY ROW
LINEAR PARK
7,000 SF RETAIL
BLOCK 5A
21,000 SF RETAIL
122 FOR-SALE CONDOS
158 HOTEL ROOMS
BLOCK 11
93,000 SF RETAIL
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE
GREAT RIVER ROAD
ARTISAN WAY
BLOCK 1
66,500 SF RETAIL
195 AVB OWNED RESIDENTIAL UNITS
BLOCK 3
184,600 SF RETAIL
FUTURE PHASE
FUTURE PHASE
RIVERFRONT PARK
6 ACRES
BLOCK 10
4,400 SF RETAIL
GRAND UNION BOULEVARD
FUTURE PHASE
ASSEMBLY SQUARE MARKETPLACE
332,000 SF RETAIL

LEGEND

INITIAL PHASE:
332,000 SF TOTAL RETAIL

PHASE 1:
331,000 SF TOTAL RETAIL - 98,000 SF TOTAL OFFICE
445 AVALONBAY OWNED RESIDENTIAL UNITS

PHASE 2:
161,000 SF TOTAL RETAIL - 447 TOTAL RESIDENTIAL UNITS
122 FOR-SALE CONDOS - 158 HOTEL ROOMS
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

FUTURE PHASE ENTITLEMENTS:
2 MILLION SF COMMERCIAL - 826 RESIDENTIAL UNITS

PROJECT TOTALS:

- 824,000 SF TOTAL RETAIL
- 98,000 SF TOTAL OFFICE
- 447 RESIDENTIAL UNITS
- 122 FOR-SALE CONDOS
- 158 HOTEL ROOMS

PROJECT ALSO INCLUDES:

- 445 AVALONBAY OWNED RESIDENTIAL UNITS
- 741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

Federal Realty Investment Trust
Pike & Rose Site Plan
September 30, 2017

PIKE & ROSE

MONTROSE PARKWAY
FUTURE PHASE
BLOCK 3
26,000 SF RETAIL
PORSCHE
ROSE STREET
BLOCK 1A
50,000 SF RETAIL
PINSTRIPES
BLOCK 4
28,000 SF RETAIL
L.L.Bean
FUTURE PHASE
ROSE AVENUE
FUTURE PHASE
BLOCK 6
44,000 SF RETAIL
272 RESIDENTIAL
H&M
GRAND PARK AVE.
BLOCK 7
32,000 SF RETAIL
99 FOR-SALE CONDOS
177 HOTEL ROOMS
canopy
TRADE STREET
BLOCK 8
36,000 SF RETAIL
REI
FUTURE PHASE
ROCKVILLE PIKE
TOWNE ROAD
PERSEI PLACE
MEETING STREET
LOADING
BLOCK 10
11,800 SF RETAIL
319 RESIDENTIAL UNITS
BLOCK 11
106,600 SF RETAIL
80,000 SF OFFICE
iPic THEATERS
GAP
sport&health
BLOCK 12
40,600 SF RETAIL
174 RESIDENTIAL UNITS
SUMMER HOUSE
BLOCK 13
EXISTING
12,000 SF RETAIL
OLD GEORGETOWN ROAD

LEGEND

PHASE 1:
159,000 SF TOTAL RETAIL - 80,000 SF TOTAL OFFICE - 493 TOTAL RESIDENTIAL UNITS

PHASE 2:
216,000 SF TOTAL RETAIL - 272 TOTAL RESIDENTIAL UNITS
99 FOR-SALE CONDOS - 177 HOTEL ROOMS

EXISTING:
12,000 SF TOTAL RETAIL

FUTURE PHASE ENTITLEMENTS:
1 MILLION SF COMMERCIAL - 741 RESIDENTIAL UNITS

PROJECT TOTALS:

- 387,000 SF TOTAL RETAIL
- 80,000 SF TOTAL OFFICE
- 765 TOTAL RESIDENTIAL UNITS
- 99 FOR-SALE CONDOS
- 177 HOTEL ROOMS

Federal Realty Investment Trust
Future Redevelopment Opportunities
September 30, 2017

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Melville Mall	Huntington, NY
	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Fresh Meadows	Queens, NY
	Bethesda Row	Bethesda, MD	Hastings Ranch	Pasadena, CA
	Brick Plaza	Brick, NJ	Northeast	Philadelphia, PA
	Crossroads	Highland Park, IL	Riverpoint Center	Chicago, IL
	Darien	Darien, CT	The Shops at Sunset Place	South Miami, FL
	Dedham Plaza	Dedham, MA	Third Street Promenade	Santa Monica, CA
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 826 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units.

Federal Realty Investment Trust
2017 Significant Acquisitions and Dispositions
September 30, 2017

2017 Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
February 1, 2017	Hastings Ranch Plaza	Pasadena, California	274,000	$29.5	Marshalls / HomeGoods / CVS / Sears	(1)
March 31, 2017	Riverpoint Center	Chicago, Illinois	211,000	$107.0	Jewel Osco / Marshalls / Old Navy
May 19, 2017	Fourth Street	Berkeley, California	71,000	$23.9	CB2 / Ingram Book Group	(2)

(1)	We acquired the leasehold interest in Hastings Ranch Plaza. The land is controlled under a long-term ground lease that expires on April 30, 2054.

(2)	The acquisition was completed through a newly formed entity for which we own a 90% interest.
On August 2, 2017, we acquired an approximately 90% interest in a joint venture that owns six shopping centers in Los Angeles County, California based on a gross value of $357 million, including the assumption of approximately $79.4 million of mortgage debt. That joint venture also acquired a 24.5% interest in La Alameda, a shopping center in Walnut Park, California for $19.8 million. The property has $41 million of mortgage debt, of which the joint venture's share is approximately $10 million. Additional information on the properties is listed below:

Property	City/State	GLA	Principal Tenants
		(in square feet)
Azalea	South Gate, CA	222,000	Marshalls / Ross Dress for Less / Ulta / CVS
Bell Gardens	Bell Gardens, CA	330,000	Marshalls / Ross Dress for Less / Petco / Food4Less
La Alameda	Walnut Park, CA	245,000	Marshalls / Ross Dress for Less / CVS / Petco
Olivo at Mission Hills (1)	Mission Hills, CA	155,000	Pre-leased to: Target (opened 10/2017) / Ross Dress for Less / 24 Hour Fitness
Plaza Del Sol	South El Monte, CA	48,000	Marshalls / Starbucks
Plaza Pacoima	Pacoima, CA	204,000	Costco / Best Buy
Sylmar Towne Center	Sylmar, CA	148,000	CVS / Food4Less
		1,352,000

(1)	Property is currently being redeveloped. GLA reflects approximate square footage once the property is open and operating.
2017 Significant Dispositions
On April 4, 2017 and June 28, 2017, the sale transactions at our Assembly Row property in Somerville, Massachusetts related to the purchase options on our Partners HealthCare and AvalonBay ground lease parcels, respectively, closed. The total sales price was $53.3 million, which resulted in a gain of $15.4 million. During the third quarter of 2017, the following sale transactions closed:

Date	Property	City/State	GLA	Sales Price	Total Gain
			(in square feet)	(in millions)	(in millions)
August 25, 2017	150 Post Street	San Francisco, California	105,000	$69.3	$45.2
September 25, 2017	North Lake Commons	Lake Zurich, Illinois	129,000	$15.6	$4.9

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington, DC-MD-VA	$44,090		10	115,000	88%		46,000	Harris Teeter
Bethesda Row		Washington, DC-MD-VA	227,099		17	534,000	97%	180	40,000	Giant Food	Apple / Equinox / Barnes & Noble / Multiple Restaurants
Congressional Plaza	(3)	Washington, DC-MD-VA	101,710		21	325,000	97%	194	25,000	The Fresh Market	Buy Buy Baby / Saks Fifth Avenue Off 5th / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	4,954		2	35,000	66%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	13,949		10	144,000	95%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	69,003		18	249,000	99%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center		Washington, DC-MD-VA	64,624		29	265,000	92%		73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington, DC-MD-VA	37,853		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington, DC-MD-VA	27,418		16	207,000	96%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	34,999		19	260,000	89%		58,000	Giant Food	Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	16,839		7	73,000	97%		30,000	Whole Foods
Laurel		Washington, DC-MD-VA	56,876		26	389,000	85%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington, DC-MD-VA	36,128		26	236,000	93%		55,000	Giant Food	Petsmart / Gold's Gym / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	157,889	71,478	36	364,000	94%		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	84,593		29	570,000	96%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Gold's Gym
Old Keene Mill		Washington, DC-MD-VA	7,709		10	92,000	100%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington, DC-MD-VA	29,231		25	227,000	98%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington, DC-MD-VA	100,784		14	299,000	86%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	568,891		24	353,000	97%	546			iPic Theater / Sport & Health / H&M / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington, DC-MD-VA	43,271		13	164,000	100%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington, DC-MD-VA	46,194		10	117,000	93%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington, DC-MD-VA	38,628		16	267,000	97%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	50,677	4,460	12	187,000	95%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington, DC-MD-VA	10,699	20,939	14	N/A	97%	282
Sam's Park & Shop		Washington, DC-MD-VA	12,759		1	49,000	83%				Petco
Tower Shopping Center		Washington, DC-MD-VA	22,047		12	112,000	90%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	4,643		5	50,000	87%		11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	64,505	6,632	16	266,000	90%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	20,303		12	83,000	100%		20,000	Balducci's	CVS
		Total Washington Metropolitan Area	1,998,365		451	6,151,000	94%

California
Azalea	(3)	Los Angeles-Long Beach-Anaheim, CA	107,422	40,000	22	222,000	100%				Marshalls / Ross Dress for Less / Ulta / CVS
Bell Gardens	(3)	Los Angeles-Long Beach-Anaheim, CA	100,485	13,245	29	330,000	100%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Petco
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,517		1	69,000	100%				Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	90,371		22	241,000	96%		32,000	Sprouts	Orchard Supply Hardware / Rite Aid / Total Wine & More
East Bay Bridge		San Francisco-Oakland-Fremont, CA	178,870		32	439,000	100%			Pak-N-Save	Home Depot / Target / Nordstrom Rack

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Escondido Promenade	(3)	San Diego, CA	48,887		18	299,000	99%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Toys R Us
Fourth Street	(3)	San Francisco-Oakland-San Jose, CA	23,838		3	71,000	55%				CB2 / Ingram Book Group
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,472		15	273,000	98%				Marshalls / HomeGoods / CVS / Sears
Hermosa Avenue		Los Angeles-Long Beach-Anaheim, CA	6,030		<1	23,000	81%
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	46,761		3	180,000	91%				Marshalls / DSW / L.A. Fitness / La La Land
Kings Court	(5)	San Jose, CA	11,667		8	79,000	100%		31,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	37,169		8	98,000	100%				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(3) (8)	Los Angeles-Long Beach-Anaheim, CA	66,802		12	20,000	100%				Fallas Stores
Plaza Del Sol	(3)	Los Angeles-Long Beach-Anaheim, CA	17,936	8,621	4	48,000	100%				Marshalls
Plaza Pacoima	(3)	Los Angeles-Long Beach-Anaheim, CA	50,362		18	204,000	100%				Costco / Best Buy
Plaza El Segundo / The Point	(3)	Los Angeles-Long Beach-Anaheim, CA	280,533	125,000	50	495,000	94%		66,000	Whole Foods	Anthropologie / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
Santana Row		San Jose, CA	842,293		45	885,000	98%	662			Crate & Barrel / H&M / Container Store / Multiple Restaurants
San Antonio Center	(5)	San Francisco-Oakland-San Jose, CA	73,592		33	376,000	97%		11,000	Trader Joe's	Wal-mart / Kohl's / 24 Hour Fitness
Sylmar Towne Center	(3)	Los Angeles-Long Beach-Anaheim, CA	43,205	17,448	12	148,000	94%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	78,296		2	209,000	96%				Banana Republic / Old Navy / J. Crew / Abercrombie & Fitch
Westgate Center		San Jose, CA	152,784		44	647,000	99%		38,000	Walmart Neighborhood Market	Target / Nordstrom Rack / Nike Factory / Burlington
		Total California	2,299,292		381	5,356,000	97%

NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	74,853		46	422,000	69%				AMC / Barnes & Noble / Ulta / DSW
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	47,387	11,500	11	99,000	100%				Banana Republic / Gap / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	49,872		9	95,000	96%		45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	88,067		17	404,000	99%		15,000	Island of Gold	AMC / Kohl's / Michaels
Greenlawn Plaza		Nassau-Suffolk, NY	31,702		13	106,000	96%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	14,127		1	36,000	100%				Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	29,067		15	134,000	100%		61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	47,080		21	279,000	99%				Nordstrom Rack / Bed, Bath & Beyond / Buy Buy Baby / Michaels
Huntington Square		Nassau-Suffolk, NY	12,179		18	74,000	85%				Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	87,076		21	251,000	95%				Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(6)	Trenton, NJ	125,863	55,566	50	530,000	98%		75,000	Shop Rite	TJ Maxx / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	124,647	54,208	21	193,000	100%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		Newark, NJ	35,279		19	211,000	98%				L.A. Fitness / Michaels
		Total NY Metro/New Jersey	767,199		262	2,834,000	94%

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	25,865		22	264,000	89%		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia, PA-NJ	41,002		23	294,000	100%		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia, PA-NJ	34,371		28	268,000	93%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	16,945		24	156,000	98%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	22,100		21	227,000	98%		55,000	Redner's Warehouse Mkts.	Marshalls / Planet Fitness
Lawrence Park		Philadelphia, PA-NJ	35,131		29	373,000	97%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia, PA-NJ	29,895		19	288,000	86%				Marshalls / Burlington / A.C. Moore
Town Center of New Britain		Philadelphia, PA-NJ	15,259		17	124,000	90%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia, PA-NJ	30,208		13	211,000	96%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	42,886		14	251,000	100%		98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	293,662		210	2,456,000	95%

New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	666,581		65	797,000	98%	27	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants & Outlets
Atlantic Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	25,653		13	123,000	96%		64,000	Stop & Shop
Campus Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	30,514		15	116,000	98%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	42,880	6,346	37	222,000	99%	56	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	38,796		19	241,000	91%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Quincy, MA-NH	148,653		19	223,000	96%		50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	9,368		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	18,295		17	149,000	100%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	15,260		15	168,000	100%		55,000	Super Stop & Shop	Kmart
		Total New England	996,000		228	2,087,000	98%

South Florida
Cocowalk	(3) (7)	Miami-Ft Lauderdale	113,636		3	200,000	74%				Gap / Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	64,806		17	196,000	91%		44,000	Winn Dixie	CVS
The Shops at Sunset Place	(3)	Miami-Ft Lauderdale	122,361	67,124	10	523,000	77%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Ft Lauderdale	97,413		67	426,000	98%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / DSW
		Total South Florida	398,216		97	1,345,000	85%

Baltimore
Governor Plaza		Baltimore, MD	27,289		24	243,000	98%		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore, MD	31,022		29	396,000	100%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore, MD	112,684	52,705	35	315,000	100%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore, MD	17,528		4	32,000	100%

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Towson Residential (Flats @ 703)		Baltimore, MD	19,924		1	4,000	100%	105
White Marsh Plaza		Baltimore, MD	25,472		7	80,000	98%		54,000	Giant Food
White Marsh Other		Baltimore, MD	36,261		21	69,000	97%
		Total Baltimore	270,180		121	1,139,000	99%

Chicago
Crossroads		Chicago, IL	32,260		14	168,000	83%				L.A. Fitness / Binny's / Guitar Center
Finley Square		Chicago, IL	37,730		21	278,000	87%				Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Portillo's
Garden Market		Chicago, IL	14,330		2	140,000	99%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago, IL	119,997		17	211,000	97%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	204,317		54	797,000	91%

Other
Barracks Road		Charlottesville, VA	66,552		40	498,000	98%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford, CT	31,553		22	266,000	97%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Raleigh-Durham-Chapel Hill, NC	32,975		17	158,000	97%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit, MI	19,821		20	217,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	13,905	4,907	11	127,000	98%		75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	40,948	4,395	15	169,000	97%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond-Petersburg, VA	95,625		37	463,000	97%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / DSW
		Total Other	301,379		162	1,898,000	98%

Grand Total			$7,528,610	$564,574	1,966	24,063,000	95%	2,052

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(2)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(5)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	This property includes interests in five buildings in addition to our initial acquisition.
(8)	Property under redevelopment; see further discussion on page 21.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2017

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2017	82	100%	399,619	$38.24	$33.43	$1,922,439	14%	27%	7.4	$10,411,714	$26.05
2nd Quarter 2017	100	100%	397,555	$45.55	$40.16	$2,144,347	13%	27%	9.6	$18,524,282	$46.60
1st Quarter 2017	102	100%	523,869	$34.91	$31.31	$1,884,636	11%	23%	8.1	$19,672,170	$37.55	(7)
4th Quarter 2016	77	100%	274,622	$37.10	$32.27	$1,325,040	15%	27%	7.2	$9,874,657	$35.96	(7)
Total - 12 months	361	100%	1,595,665	$38.77	$34.21	$7,276,462	13%	26%	8.2	$58,482,823	$36.65

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2017	36	44%	165,289	$40.97	$33.19	$1,285,427	23%	36%	8.4	$8,563,714	$51.81
2nd Quarter 2017	37	37%	161,605	$34.63	$29.36	$850,568	18%	31%	8.9	$10,708,134	$66.26
1st Quarter 2017	45	44%	288,388	$35.45	$30.21	$1,509,806	17%	31%	10.2	$19,226,044	$66.67	(7)
4th Quarter 2016	28	36%	115,640	$45.50	$34.45	$1,278,167	32%	53%	9.6	$9,592,450	$82.95	(7)
Total - 12 months	146	40%	730,922	$38.11	$31.37	$4,923,968	21%	36%	9.4	$48,090,342	$65.79

Renewal Lease Summary - Comparable (2) (9)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2017	46	56%	234,330	$36.31	$33.59	$637,012	8%	20%	6.7	$1,848,000	$7.89
2nd Quarter 2017	63	63%	235,950	$53.04	$47.55	$1,293,779	12%	25%	9.8	$7,816,148	$33.13	(8)
1st Quarter 2017	57	56%	235,481	$34.24	$32.65	$374,830	5%	14%	5.4	$446,126	$1.89
4th Quarter 2016	49	64%	158,982	$30.99	$30.69	$46,873	1%	6%	4.5	$282,207	$1.78
Total - 12 months	215	60%	864,743	$39.33	$36.61	$2,352,494	7%	18%	7.2	$10,392,481	$12.02

Total Lease Summary - Comparable and Non-comparable (2) (10)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2017					90	424,492		$39.33	7.6	$12,087,142	$28.47
2nd Quarter 2017					111	432,164		$46.16	9.5	$19,131,023	$44.27
1st Quarter 2017					114	591,765		$34.87	8.3	$24,718,054	$41.77
4th Quarter 2016					89	347,604		$38.25	8.2	$11,290,441	$32.48
Total - 12 months					404	1,796,025		$39.29	8.5	$67,226,660	$37.43

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $3.5 million ($2.28 per square foot) in 1st Quarter 2017 and $0.3 million ($0.74 per square foot) in 4th Quarter 2016 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Montrose Crossing and Willow Lawn) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)
Approximately $7.5 million of the Tenant Improvements & Incentives is attributable to one 20 year anchor tenant renewal; total Tenant Improvements & Incentives without this lease would be $1.58 per square foot.

(9)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(10)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
September 30, 2017

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2017	75,000	0%	$11.05	238,000	3%	$28.79	313,000	1%	$24.54
2018	1,121,000	7%	$17.60	776,000	11%	$38.61	1,897,000	8%	$26.19
2019	2,105,000	14%	$18.80	846,000	12%	$38.02	2,951,000	13%	$24.31
2020	1,401,000	9%	$17.31	921,000	13%	$40.77	2,322,000	10%	$26.61
2021	1,734,000	11%	$21.71	899,000	13%	$43.38	2,632,000	12%	$29.10
2022	2,113,000	14%	$17.50	930,000	13%	$41.23	3,043,000	14%	$24.75
2023	1,182,000	8%	$20.62	598,000	8%	$44.60	1,780,000	8%	$28.67
2024	1,000,000	6%	$16.23	513,000	7%	$46.31	1,513,000	7%	$26.43
2025	881,000	6%	$22.71	460,000	7%	$40.61	1,341,000	6%	$28.85
2026	563,000	4%	$25.88	358,000	5%	$44.47	921,000	4%	$33.11
Thereafter	3,194,000	21%	$21.97	598,000	8%	$47.16	3,793,000	17%	$25.95
Total (3)	15,369,000	100%	$19.80	7,137,000	100%	$41.63	22,506,000	100%	$26.72

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2017	59,000	0%	$9.02	193,000	3%	$26.94	252,000	1%	$22.76
2018	505,000	3%	$20.32	515,000	7%	$39.16	1,019,000	4%	$29.83
2019	491,000	3%	$19.94	553,000	8%	$37.69	1,044,000	5%	$29.34
2020	234,000	2%	$19.09	581,000	8%	$40.16	815,000	4%	$34.11
2021	416,000	3%	$24.89	507,000	7%	$47.09	923,000	4%	$37.08
2022	347,000	2%	$23.03	570,000	8%	$40.53	917,000	4%	$33.90
2023	369,000	2%	$20.69	443,000	6%	$41.79	812,000	4%	$32.20
2024	535,000	4%	$20.66	349,000	5%	$44.47	884,000	4%	$30.07
2025	381,000	3%	$21.68	410,000	6%	$41.61	791,000	3%	$32.01
2026	457,000	3%	$26.76	389,000	5%	$41.21	847,000	4%	$33.41
Thereafter	11,575,000	75%	$19.16	2,627,000	37%	$43.19	14,202,000	63%	$23.60
Total (3)	15,369,000	100%	$19.80	7,137,000	100%	$41.63	22,506,000	100%	$26.72

Notes:
(1)	Anchor is defined as a retail tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of September 30, 2017.
(3)	Represents occupied square footage as of September 30, 2017.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2017

Overall Portfolio Statistics (1)	At September 30, 2017			At September 30, 2016

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	24,063,000	22,844,000	94.9%	22,362,000	21,083,000	94.3%

Residential Properties (units)	2,052	1,942	94.6%	1,867	1,756	94.1%

Same Center Statistics (1)	At September 30, 2017			At September 30, 2016

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	18,094,000	17,365,000	96.0%	18,106,000	17,327,000	95.7%

Residential Properties (units) (5)	1,326	1,294	97.6%	1,326	1,267	95.6%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At September 30, 2017 leased percentage was 97.7% for anchor tenants and 89.5% for small shop tenants.
(4)	Occupied percentage was 93.8% and 93.1% at September 30, 2017 and 2016, respectively, and same center occupied percentage was 95.1% and 95.0% at September 30, 2017 and 2016, respectively.
(5)	Excludes properties purchased, sold or under redevelopment or development.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2017

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	Ahold Delhaize	BBB / Baa2 / BBB	$17,441,000	2.90%	1,036,000	4.31%	17
2	TJX Companies, The	A+ / A2 / NR	$16,994,000	2.83%	973,000	4.04%	30
3	Gap, Inc., The	BB+ / Baa2 / BB+	$13,285,000	2.21%	366,000	1.52%	27
4	Bed, Bath & Beyond, Inc.	BBB+ / Baa1 / NR	$13,170,000	2.19%	736,000	3.06%	20
5	Splunk, Inc.	NR / NR / NR	$10,276,000	1.71%	235,000	0.98%	1
6	L.A. Fitness International LLC	B+ / B2 / NR	$9,833,000	1.63%	426,000	1.77%	10
7	CVS Corporation	BBB+ / Baa1 / NR	$9,148,000	1.52%	248,000	1.03%	19
8	AMC Entertainment Inc.	B+ / B1 / B	$6,850,000	1.14%	317,000	1.32%	6
9	Best Buy Co., Inc.	BBB- / Baa1 / BBB-	$6,633,000	1.10%	231,000	0.96%	5
10	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,208,000	1.03%	257,000	1.07%	6
11	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	B+ / Ba3 / NR	$6,198,000	1.03%	198,000	0.82%	33
12	Kroger Co., The	BBB / Baa1 / BBB	$5,952,000	0.99%	529,000	2.20%	11
13	Home Depot, Inc.	A / A2 / A	$5,757,000	0.96%	438,000	1.82%	5
14	Michaels Stores, Inc.	BB- / Ba2 / NR	$5,724,000	0.95%	307,000	1.28%	13
15	DSW, Inc	NR / NR / NR	$5,705,000	0.95%	243,000	1.01%	12
16	Barnes & Noble, Inc.	NR / NR / NR	$5,535,000	0.92%	244,000	1.01%	9
17	Bank of America, N.A.	BBB+ / Baa1 / A	$5,515,000	0.92%	105,000	0.44%	22
18	Hudson's Bay Company (Saks, Lord & Taylor)	B / B2 / NR	$5,380,000	0.89%	220,000	0.91%	4
19	Ross Stores, Inc.	A- / A3 / NR	$5,239,000	0.87%	295,000	1.23%	10
20	Nordstrom, Inc.	BBB+ / Baa1 / BBB+	$4,913,000	0.82%	195,000	0.81%	5
21	Whole Foods Market, Inc.	A+ / Baa1 / NR	$4,642,000	0.77%	167,000	0.69%	4
22	Starbucks Corporation	A / A2 / A	$4,188,000	0.70%	69,000	0.29%	42
23	AB Acquisition LLC (Acme, Safeway)	NR / B1 / NR	$4,164,000	0.69%	412,000	1.71%	7
24	Ulta Beauty, Inc.	NR / NR / NR	$4,129,000	0.69%	117,000	0.49%	11
25	Wells Fargo Bank, N.A.	A / A2 / AA-	$4,092,000	0.68%	52,000	0.22%	16
	Totals - Top 25 Tenants		$186,971,000	31.09%	8,416,000	34.97%	345

	Total:		$601,428,000	(2)	24,063,000	(4)	2,956

Notes:
(1)	Credit Ratings are as of September 30, 2017. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of September 30, 2017.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
September 30, 2017

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2017. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of November 1, 2017.

	Full Year 2017 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$4.02	$4.05
Adjustments:
Estimated gain on sale of real estate, net	(0.95)	(0.95)
Estimated depreciation and amortization of real estate	2.57	2.57
Estimated amortization of initial direct costs of leases	0.26	0.26
Estimated FFO per diluted share	$5.89	$5.92

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2017 and 2016 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)
Net income	$108,882	$61,198	245,085	199,159
Depreciation and amortization	55,611	48,903	159,656	145,137
Interest expense	26,287	24,313	73,952	71,143
Provision for income tax (1)	300	—	1,998	—
Other interest income	(79)	(105)	(253)	(285)
EBITDA	191,001	134,309	480,438	415,154
Gain on sale of real estate and change in control of interests	(51,075)	(4,945)	(71,947)	(32,458)
Adjusted EBITDA	$139,926	$129,364	$408,491	$382,696
(1) Provision for income tax related to condominium sales gains.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned, operated, and consolidated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared. Same center growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.